UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2019

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On February 9, 2019, AeroVironment, Inc. (the “Company”) determined to purchase ¥632,800,000 JPY (approximately $5.7 million) of additional shares of HAPSMobile, Inc., its joint venture with SoftBank Corporation (“SoftBank”), to increase its ownership in the joint venture from 5 percent to 10 percent pursuant to the terms of the HAPSMobile, Inc. Joint Venture Agreement, dated December 1, 2017 by and between the Company and SoftBank (the “Agreement”).  The Company anticipates that the purchase of additional shares will be completed in the Company’s current fourth fiscal quarter, on or around March 6, 2019.  The Company’s purchase of the additional shares is made pursuant to the Agreement which provided the Company with an option to purchase additional shares of HAPSMobile, Inc. to increase its ownership percentage of the joint venture up to 19% at the same per share price that it paid to purchase its original 5% stake.  The option has now expired.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: February 14, 2019	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer